CAPITAL MARKETS ASSURANCE CORPORATION

                              FINANCIAL STATEMENTS

                               September 30, 1996

                                   (Unaudited)

                      Capital Markets Assurance Corporation
                                 Balance Sheets
                             (Dollars in thousands)

                                     ASSETS

                                                                                                September 30, 1996  December 31,1995
                                                                                                       (Unaudited)
                                                                                                ------------------  ----------------

Investments:
Bonds at fair value (amortized cost $283,996 at September 30, 1996
and $210,651 at December 31, 1995) .............................................................          $284,595           215,706
Short-term investments (at amortized cost which
approximates fair value) .......................................................................            23,081            68,646
                                                                                                          --------          --------
   Total investments ...........................................................................           307,676           284,352
                                                                                                          --------          --------
Cash ...........................................................................................               514               344
Accrued investment income ......................................................................             3,604             3,136
Deferred acquisition costs .....................................................................            42,350            35,162
Premiums receivable ............................................................................             4,068             3,540
Prepaid reinsurance ............................................................................            17,801            13,171
Other assets ...................................................................................             4,194             3,428
                                                                                                          --------          --------
   Total assets ................................................................................          $380,207           343,133
                                                                                                          ========          ========
                      LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
Unearned premiums ..............................................................................          $ 61,410            45,767
Reserve for losses and loss adjustment expenses ................................................             9,602             6,548
Ceded reinsurance ..............................................................................             2,455             2,469
Accounts payable and other accrued expenses ....................................................            12,446            10,844
Current income taxes ...........................................................................              --                 136
Deferred income taxes ..........................................................................            13,608            11,303
                                                                                                          --------          --------
   Total liabilities ...........................................................................            99,521            77,067
                                                                                                          --------          --------
Stockholder's Equity:
Common stock ...................................................................................            15,000            15,000
Additional paid-in capital .....................................................................           208,475           205,808
Unrealized appreciation on investments, net of tax .............................................               389             3,286
Retained earnings ..............................................................................            56,822            41,972
                                                                                                          --------          --------
   Total stockholder's equity ..................................................................           280,686           266,066
                                                                                                          --------          --------
   Total liabilities and stockholder's equity ..................................................          $380,207           343,133
                                                                                                          ========          ========

                 See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                              Statements of Income
                                   (Unaudited)
                             (Dollars in thousands)


                                                                           Three Months Ended                   Nine Months Ended
                                                                             September 30                          September 30
                                                                          1996              1995              1996             1995
                                                                      --------          --------          --------          --------
Revenues:
Direct premiums written ....................................         $ 17,206            12,204            49,983            45,042
Assumed premiums written ...................................                8               102             1,032               925
Ceded premiums written .....................................           (4,129)           (6,188)          (11,142)          (11,834)
                                                                      --------          --------          --------          --------
   Net premiums written ....................................           13,085             6,118            39,873            34,133
(Increase) decrease in unearned premiums ...................           (3,042)            1,193           (11,014)          (12,418)
                                                                      --------          --------          --------          --------
   Net premiums earned .....................................           10,043             7,311            28,859            21,715
Net investment income ......................................            4,307             3,013            12,296             8,606
Net realized capital gains (loss) ..........................              (57)              364               111               449
Other income ...............................................               25                14               104                38
                                                                      --------          --------          --------          --------
   Total revenues ..........................................           14,318            10,702            41,370            30,808
                                                                      --------          --------          --------          --------

Expenses:
Losses and loss adjustment expenses ........................            1,248               821             3,432             2,279
Underwriting and operating expenses ........................            3,780             2,563            11,142             9,939
Policy acquisition costs ...................................            2,126             2,022             6,249             5,481
                                                                      --------          --------          --------          --------
   Total expenses ..........................................            7,154             5,406            20,823            17,699
                                                                      --------          --------          --------          --------
   Income before income taxes ..............................            7,164             5,296            20,547            13,109
                                                                      --------          --------          --------          --------

Income Taxes:
Current federal income tax .................................            1,027               231             3,008               895
Deferred federal income tax ................................              718             1,280             2,689             2,256
                                                                      --------          --------          --------          --------
   Total income taxes ......................................            1,745             1,511             5,697             3,151
                                                                      --------          --------          --------          --------

   NET INCOME ..............................................         $  5,419             3,785            14,850             9,958
                                                                     =========          ========          ========          ========


                 See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                        Statement of Stockholder's Equity
                                   (Unaudited)
                             (Dollars in thousands)


                                                              Nine Months Ended
                                                             September 30, 1996
                                                             ------------------
Common stock:
Balance at beginning of period .............................          $  15,000
                                                                      ---------
   Balance at end of period ................................             15,000
                                                                      ---------

Additional paid-in capital:
Balance at beginning of period .............................            205,808
Capital contribution .......................................              2,667
                                                                      ---------
   Balance at end of period ................................            208,475

Unrealized (depreciation) appreciation on investments,
net of tax:
Balance at beginning of period .............................              3,286
Unrealized depreciation on investments .....................             (2,897)
                                                                      ---------
   Balance at end of period ................................                389
                                                                      ---------


Retained earnings:
Balance at beginning of period .............................             41,972
Net income .................................................             14,850
                                                                      ---------
   Balance at end of period ................................             56,822
                                                                      ---------

   Total stockholder's equity ..............................          $ 280,686
                                                                      =========

                 See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                            Statements of Cash Flows
                                   (Unaudited)
                             (Dollars in thousands)

                                                                                          Nine Months Ended       Nine Months Ended
                                                                                         September 30, 1996      September 30, 1995
                                                                                         ------------------      ------------------

Cash flows from operating activities:
Net income .......................................................................               $  14,850                    9,958
                                                                                                  ---------               ---------
Adjustments  to reconcile  net income to net cash  provided  (used) by operating activities:
   Reserve for losses and loss adjustment expenses ...............................                   3,054                    1,474
   Unearned premiums .............................................................                  15,643                   17,982
   Deferred acquisition costs ....................................................                  (7,188)                  (6,981)
   Premiums receivable ...........................................................                    (528)                      81
   Accrued investment income .....................................................                    (468)                      63
   Income taxes payable ..........................................................                   2,341                    2,447
   Net realized capital gains ....................................................                    (111)                    (449)
   Accounts payable and other accrued expenses ...................................                   5,445                    3,456
   Prepaid reinsurance ...........................................................                  (4,630)                  (5,564)
   Other, net ....................................................................                    (381)                   2,253
                                                                                                  ---------               ---------
         Total adjustments .......................................................                  13,177                   14,762
                                                                                                  ---------               ---------
    Net cash provided by operating activities ....................................                  28,027                   24,720
                                                                                                  ---------               ---------
Cash flows from investing activities:
Purchases of investments .........................................................                (154,308)                (109,235)
Proceeds from sale of investments ................................................                  35,388                   38,577
Proceeds from maturities of investments ..........................................                  91,063                   37,361
                                                                                                  ---------               ---------
   Net cash used in investing activities .........................................                 (27,857)                 (33,297)
                                                                                                  ---------               ---------
Cash flows from financing activities:
Paid-in capital ..................................................................                    --                      9,000
                                                                                                  ---------               ---------
   Net cash provided by financing activities .....................................                    --                      9,000
                                                                                                  ---------               ---------
Net increase in cash .............................................................                     170                      423
Cash balance at beginning of period ..............................................                     344                       85
                                                                                                  ---------               ---------
   Cash balance at end of period .................................................               $     514                      508
                                                                                                  =========               =========
Supplemental disclosures of cash flow information:
Income taxes paid ................................................................               $   3,225                      650
Tax and loss bonds purchased .....................................................               $     131                       54
                                                                                                  =========               =========


                 See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                     Notes to Unaudited Financial Statements
                               September 30, 1996


1.       Background
         Capital Markets Assurance Corporation ("CapMAC") is a New York-domiciled monoline stock insurance company which engages only in the business of financial guaranty and surety insurance. CapMAC is a wholly-owned subsidiary of CapMAC Holdings Inc. ("Holdings"). CapMAC is licensed in all 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guaranty reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

         CapMAC's claims-paying ability is rated triple-A by Moody's Investors Service, Inc., Standard & Poor's Ratings Services, Duff & Phelps Credit Rating Co., and Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

2.       Basis of Presentation
         CapMAC's unaudited interim financial statements have been prepared on the basis of generally accepted accounting principles and, in the opinion of management, reflect all adjustments necessary for a fair presentation of the CapMAC's financial condition, results of operations and cash flows for the periods presented. The results of operations for the nine months ended September 30, 1996 may not be indicative of the results that may be expected for the full year ending December 31, 1996. These financial statements and notes should be read in conjunction with the financial statements and notes included in the audited financial statements of CapMAC as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995.

3.       Reclassifications
         Certain prior period balances have been reclassified to conform to the current period presentation.




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